Exhibit 3.13

RECEIVED DEC 03 2018

ARTICLES OF MERGER

OF

SLINGSHOT MERGER CORP.

(a Maryland corporation)

WITH AND INTO

G2, INC.

(a Maryland corporation)

Pursuant to Title 3, Subtitle 1 of the Maryland General Corporation Law, the undersigned parties submit these Articles of Merger.

THESE ARTICLES OF MERGER arc entered into on December 3, 2018, by and between Slingshot Merger Corp., a Maryland corporation (the “Merging Corporation”), and G2, Inc., a Maryland corporation (the “Surviving Corporation”), pursuant to that certain Agreement and Plan of Merger, dated as of November 16, 2018 (the “Merger Agreement”), by and among Huntington Ingalls Industries, Inc., a Delaware corporation (“Parent”), the Merging Corporation, the Surviving Corporation, and for the limited purposes set forth therein, Paul D. Green.

THIS IS TO CERTIFY TO THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND THAT:

FIRST: The Merging Corporation and the Surviving Corporation have agreed that the Merging Corporation shall be merged with and into the Surviving Corporation (the “Merger”). The terms and conditions of the Merger and the mode of carrying the Merger into effect are as herein set forth in these Articles of Merger.

SECOND: The name and state of incorporation of each entity that is a party to these Articles of Merger are as follows:

(a)     the Merging Corporation is Slingshot Merger Corp., a corporation incorporated under the laws of the State of Maryland; and

(b)     the Surviving Corporation is G2, Inc., a corporation incorporated under the laws of the State of Maryland.

THIRD: The Surviving Corporation shall survive the Merger as a Maryland corporation and shall continue under the name:

G2, Inc.

The Surviving Corporation’s charter shall not be amended as part of the Merger.

CUST ID: 0003696316

WORK ORDER: 0004912893

DATE: 12-04-2018 12:00 PM

AMT. PAID: $571.00

FOURTH: The principal office of the Merging Corporation in the State of Maryland is located in Anne Arundel County, Maryland. The Merging Corporation does not own an interest in real property in any county in the State of Maryland.

FIFTH: The principal office of the Surviving Corporation in the State of Maryland is located in Anne Arundel County, Maryland.

SIXTH: The terms and conditions of the Merger described in these Articles of Merger were advised, authorized and approved by each of the Merging Corporation and the Surviving Corporation in the manner and by the vote required by its charter and the laws of the State of Maryland. The manner of approval by the Merging Corporation and the Surviving Corporation of the Merger was as follows:

(a) The board of directors of the Merging Corporation, on November 15, 2018, adopted, by unanimous written consent, resolutions declaring that the Merger is advisable and directing that the Merger be submitted for consideration at a special meeting of the stockholders of the Merging Corporation.

(b) The Merger was approved by Parent, in its capacity as the sole stockholder of the Merging Corporation, by unanimous written consent on November 15, 2018.

(c) The board of directors of the Surviving Corporation, on November 16, 2018, adopted, by unanimous written consent, resolutions declaring that the Merger is advisable and directing that the Merger be submitted for consideration at a special meeting of the stockholders of the Surviving Corporation.

(d) The Merger was approved by the stockholders of the Surviving Corporation on November 19, 2018 by unanimous written consent in accordance with the charter of the Surviving Corporation and Laws of the State of Maryland.

SEVENTH: The total number of shares of all classes of stock that the Merging Corporation has authority to issue is 100 shares, all of which are designated as common stock, without par value (each, a “Merging Corporation Common Share”).

EIGHTH: The total number of shares of all classes of stock that the Surviving Corporation has authority to issue is 1,000,000 shares, all of which are designated as common stock, par value $0.01 per share (each, a “Surviving Corporation Common Share”). The aggregate par value of all classes of stock that the Surviving Corporation has authority to issue is $10,000.00.

NINTH: The Merger shall become effective at the time that these Articles of Merger are accepted for record by the State Department of Assessments and Taxation of Maryland (the “Effective Time”).

TENTH: Upon the Effective Time, pursuant to the terms of the Merger Agreement, the Merging Corporation shall be merged with and into the Surviving Corporation with the Surviving Corporation surviving the Merger, and, thereupon, the Surviving Corporation shall possess any and all purposes and powers of the Merging Corporation and all leases, licenses, property, rights, privileges and powers of whatever nature and description of the Merging

Corporation shall be transferred to, vested in, and devolved upon the Surviving Corporation, without further act or deed, and all the debts, liabilities, duties and obligations of the Merging Corporation will become the debts, liabilities, duties and obligations of the Surviving Corporation. Except as otherwise specifically provided for in these Articles of Merger, consummation of the Merger at the Effective Time shall have the effects set forth in Section 3-114 of the Maryland General Corporation Law.

ELEVENTH: At the Effective Time, as more fully described in the Merger Agreement, by virtue of the Merger and without any action on the part of the Merging Corporation or the Surviving Corporation:

(a) Each Surviving Corporation Common Share held in treasury by the Surviving Corporation and each Surviving Corporation Common Share owned or held, directly or indirectly, by the Surviving Corporation or its subsidiaries, or Parent, the Merging Corporation or their respective subsidiaries, in each case, immediately prior to the Effective Time, shall be automatically cancelled without any conversion thereof and shall cease to exist and no payment of cash or any other distribution shall be made with respect thereto (collectively, the “Cancelled Shares”).

(b) Each Surviving Corporation Common Share issued and outstanding immediately prior to the Effective Time (other than the Cancelled Shares) shall be converted into the right to receive the Common Stock Per Share Merger Consideration (as defined in the Merger Agreement).

(c) Each Merging Corporation Common Share issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) Surviving Corporation Common Share with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

TWELFTH: Each undersigned officer acknowledges these Articles of Merger to be the act and deed of the respective entity on whose behalf that officer has signed, and further, as to all matters or facts set forth herein that are required to be verified under oath, each officer acknowledges that to the best of that officer’s knowledge, information and belief, these matters and facts relating to the entity on whose behalf that officer has signed are true in all material respects and that this statement is made under the penalties for perjury. These Articles of Merger may be executed in several counterparts, each of which shall be deemed original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, these Articles of Merger are hereby executed, as of December 3, 2018, in the name of and on behalf of the Surviving Corporation by its Chief Executive Officer and attested by its President and in the name of and on behalf of the Merging Corporation by its Treasurer and attested by its Secretary.

ATTEST:	G2, INC.

By:	By:

Name:	Tom Shelly	Name:	Paul D. Green
Title:	President	Title:	Chief Executive Officer

ATTEST:		SLINGSHOT MERGER CORP.

By:	By:

Name:	Charles R. Monroe, Jr.	Name:	D.R. Wyatt
Title:	Secretary	Title:	Treasurer

IN WITNESS WHEREOF, these Articles of Merger are hereby executed, as of December 3, 2018, in the name of and on behalf of the Surviving Corporation by its Chief Executive Officer and attested by its President and in the name of and on behalf of the Merging Corporation by its Treasurer and attested by its Secretary.

ATTEST:	G2, INC.

By:	By:

Name:	Tom Shelly	Name:	Paul D. Green
Title:	President	Title:	Chief Executive Officer

ATTEST:		SLINGSHOT MERGER CORP.

By:	By:

Name:	Charles R. Monroe, Jr.	Name:	D.R. Wyatt
Title:	Secretary	Title:	Treasurer

IN WITNESS WHEREOF, these Articles of Merger are hereby executed, as of December 3, 2018, in the name of and on behalf of the Surviving Corporation by its Chief Executive Officer and attested by its President and in the name of and on behalf of the Merging Corporation by its Treasurer and attested by its Secretary.

ATTEST:	G2, INC.

By:	By:

Name:	Tom Shelly	Name:	Paul D. Green
Title:	President	Title:	Chief Executive Officer

ATTEST:		SLINGSHOT MERGER CORP.

By:	By:

Name:	Charles R. Monroe, Jr.	Name:	D.R. Wyatt
Title:	Secretary	Title:	Treasurer

CORPORATE CHARTER APPROVAL SHEET
** KEEP WITH DOCUMENT **

DOCUMENT CODE 11 BUSINESS CODE ______

______

Close ______ Stock ______ Nonstock ______

P.A. ______ Religious ______

Merging/~~Converting~~ Slingshot Ruger Corp.

D-19224294

Surviving/~~Resulting~~ G2, Inc

D-06207252

Affix Barcode Label Here

Affix Barcode Label Here

New Name ______

	FEES REMITTED
Base Fee:	100
Org. & Cap. Fee:	
Expedite Fee:	445
Penalty:	
State Recordation Tax:	
State Transfer Tax:	
1 Certified Copies	
Copy Fee:	27
____ Certificates	
Certificate of Status Fee:	
Personal Property Filings:	
NP Fund:	
Other:	
TOTAL FEES:	571

______ Change of Name
______ Change of Principal Office
______ Change of Resident Agent
______ Change of Resident Agent Address
______ Resignation of Resident Agent
______ Designation of Resident Agent and Resident Agent's Address
______ Change of Business Code

______ Adoption of Assumed Name

______ Other Change(s)

Credit Card ______ Check X Cash ______

______ Documents on ______ Checks

Approved By: B

Keyed By: ______

COMMENT(S):

file date
12/3/18

Code 007

Attention: ______

Mail: Names and Address